As filed with the Securities and Exchange Commission on March 30, 2020

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1659427
(State or jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(949) 225-2600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Allison Hushek, General Counsel	Copies of all correspondence to:
17877 Von Karman Avenue, Suite 300	Bradley Pederson, Esq.
Irvine, California, 92614	Maslon LLP
(949) 225-2600	3300 Wells Fargo Center
(Name, address, including zip code, and telephone number,	90 South Seventh Street
including area code, of agent for service)	Minneapolis, MN 55402
(612)-672-8341

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per security		Proposed maximum aggregate offering price		Amount of registration fee(3)
Common stock, par value $0.0001 per share	758,725	$1.705	(2)	$1,293,626.13	(2)	$167.91

(1)	There is also being registered hereunder an indeterminate number of additional shares of common stock as shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per shares of common stock and the maximum aggregate offering price are based on the average of the $1.81 (high) and $1.60 (low) sale price of the registrant’s common stock as reported on the Nasdaq Capital Market on March 24, 2020, which date is within five business days prior to filing this Registration Statement.

(3)	The amount of the filing fee previously paid that is offset against the currently due filing fee is $167.91. The file number of the earlier registration statement from which the filing fee is offset is 333-235602. The initial filing date of the earlier registration statement was December 19, 2019.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

Subject to completion, dated March 30, 2020

PROSPECTUS

ALLIED ESPORTS ENTERTAINMENT, INC.

758,725 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition from time to time of up to 758,725 shares of common stock, $0.0001 par value per share, of Allied Esports Entertainment, Inc. (“AESE”) by the selling stockholder identified in this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholder.

The selling stockholder or its pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of such shares. We will bear all other costs, expenses and fees in connection with the registration of the such shares. See “Plan of Distribution” beginning on page 7 for more information about how the selling stockholder may sell or dispose of its shares of common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AESE.” On March 26, 2020, the last reported per share price of our common stock on the Nasdaq Capital Market was $2.03 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), pursuant to which the selling stockholder may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the information incorporated by reference into this prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the selling stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “AESE,” the “Company,” “we,” “us,” and “our” refer to Allied Esports Entertainment, Inc.  and our subsidiaries.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Allied Esports Entertainment Inc. (“AESE”), formerly known as Black Ridge Acquisition Corp, or “BRAC,” was incorporated in Delaware on May 9, 2017 as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Allied Esports Media, Inc. (“AEM”), a Delaware corporation, was formed in November 2018 to act as a holding company for Allied Esports International Inc. (“Allied Esports”) and immediately prior to the closing of the Merger (see below) to also include Noble Link Global Limited (“Noble Link”). On December 19, 2018, BRAC, Noble Link and AEM executed an Agreement and Plan of Reorganization (as amended, the “Merger Agreement”).

On August 9, 2019 (the “Closing Date”), Noble Link merged with and into AEM, with AEM being the surviving entity. Further, on the Closing Date, a subsidiary of AESE merged with and into AEM pursuant to the Merger Agreement, with AEM being the surviving entity (the “Merger”). Allied Esports, together with its subsidiaries, owns and operates the esports-related businesses of AESE. Noble Link (prior to the Merger) and its wholly owned subsidiaries Peerless Media Limited, Club Services, Inc. and WPT Enterprises, Inc. operate the poker-related business of AESE and are collectively referred to herein as “World Poker Tour” or “WPT.”

References to the “Company” are to the combination of AEM, AEII and WPT during the period prior to the Merger and to AESE and its subsidiaries after the Merger.

The Company

AESE operates a premier public esports and entertainment company, consisting of the Allied Esports and World Poker Tour businesses.

The World Poker Tour is a premier name in internationally televised gaming and entertainment with brand presence in land-based poker tournaments, television, online and mobile. Leading innovation in the sport of poker since 2002, WPT helped ignite the global poker boom with the creation of a unique television show based on a series of high-stakes poker tournaments. WPT’s Tour Events are held at locations throughout the world and have awarded more than one billion in prize dollars in its 18-year history. WPT has broadcast globally in more than 150 countries and territories, and is currently producing its 18th season, which airs on FOX Sports Regional Networks in the United States. Season 18 of WPT is currently sponsored by its online subscription-based poker service, ClubWPT.com. WPT offers a suite of online poker services which it operates by itself and through its partners offering consumers the ability to access gaming content on a year-round 24/7 basis. ClubWPT.com is a unique online membership site that offers inside access to the WPT, as well as a sweepstakes-based poker club available in 35 states across the United States and Washington D.C., and four foreign countries, with innovative features and state-of-the-art creative elements inspired by WPT’s 18 years of experience in gaming entertainment. In addition, WPT licenses its brand to social gaming sites through partners like Zynga as well as to educational learning platforms such as LearnWPT. These online products are scalable and offer geographic access that might be limited if WPT relied on tour stop participation alone. Additionally, WPT benefits from managing its own distribution business which currently has more than 1,100 hours of broadcast-ready content, and offers demographically similar programming to its poker content, such as esports, golf and MMA. WPT uses this large suite of programming as leverage to seek preferred airtimes on its various distribution channels where it may promote its online products or offer airtime to sponsors in territories they seek to enter. WPT also participates in strategic brand license, partnership, sponsorship opportunities and music licensing. For the past 16 years of its 18-year history, WPT’s business model has successfully utilized the following three pillars for its business model in the sport of poker:

●	in-person experiences;

●	developing multiplatform content; and

●	providing interactive services.

WPT utilizes its in-person experiences to expand its brand throughout the world and creates content from such experiences to monetize its brand as part of its multiplatform content. WPT’s live events all over the world and distribution of its content via broadcast, streaming and social media, allow WPT to generate significant marketing opportunities for both its sponsors and its own products. WPT has taken advantage of this marketing arm to promote several interactive products: ClubWPT, its subscription-based online poker club that WPT owns and operates, which also offers social poker; PlayWPT, a web and mobile social poker product that is operated by a third party utilizing software and branding that WPT licenses to such provider; Zynga Poker, who operates one of the world’s largest social poker products, to whom WPT has licensed its brand for certain WPT-branded poker tournaments on their platform; and HongKong Triple Sevens Interactive Co., Ltd, who licenses WPT’s Alpha8 brand to operate a social poker product they are in the process of developing. In addition to the three-pillar approach to monetizing the WPT brands as described above, WPT has also been able to combine these approaches in a regional manner to create localized versions of the WPT in other parts of the world. WPT believes that this increased reach will have long-term benefits to WPT’s brand image and profitability.

Gaming is one of the largest and fastest growing markets in the entertainment sector, with an estimated 2.56 billion gamers playing esports globally, and esports is the major driver of this growth. Esports, short for “electronic sports,” is a general label that comprises a diverse offering of competitive electronic games that gamers play against each other. It is projected that by 2023, 646 million people will be watching esports globally, and that global esports revenue will grow to approximately $1.5 billion. The Company plans to continue operating the WPT business and to utilize the WPT business model in the multibillion-dollar esports industry. Allied will do this by collaborating with its strategic investors, including certain affiliates of Simon Property Group, Inc., a global leader in the ownership of premier shopping, dining, entertainment, and mixed-use destinations (“Simon”), certain affiliates of Brookfield Property Partners, one of the world’s premier real estate companies, and TV Azteca, S.A.B. DE C.V., a Grupo Salinas company, a premier television network in Mexico (“TV Azteca”), to deliver best-in-class live events, content and online products.

The esports gaming industry is relatively new and is challenging. Competition is rapidly developing. Allied Esports’ business relies upon its ability to grow and garner an active gamer community, and successfully monetize this community through tournament fees, live event ticket sales, and advertising and sponsorships utilizing the three-pillar approach above. Its growth also depends, in part, on its ability to respond to technological evolution, shifts in gamer trends and demands, introductions of new games, game publisher intellectual property right practices, and industry standards and practices. While change in this industry may be inevitable, Allied Esports will try to adapt its business model as needed to accommodate change and remain on the forefront of its competitors. Allied Esports’ business plan requires significant capital expenditures, and it expects its operating expenses to increase significantly as it continues to expand its marketing efforts and operations in existing and new geographies and vertical markets (including its online esports tournament and gaming subscription platform it intends to develop). A key element of Allied Esports’ growth strategy is to extend its brand by opening additional flagship arenas throughout the world and licensing the Allied Esports brand to third party esports arena operators, which it believes will provide attractive returns on investment.

Description of the Private Placement

On January 14, 2020, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with BPR Cumulus LLC (“Investor”), an affiliate of Brookfield Property Partners. Pursuant to the Purchase Agreement, the Company issued to Investor 758,725 shares (the “Shares”) of the Company’s common stock in exchange for $5,000,000 (the “Purchase Price”) on January 16, 2020. The Purchase Price is to be used by the Company or its subsidiaries to develop integrated esports experience venues at mutually agreed upon shopping malls owned and/or operated by Investor or any of its affiliates (each, an “Investor Mall”) that will include a dedicated gaming space and production capabilities to attract and to activate esports and other emerging live events (each, an “Esports Venue”). To that end, half of the Purchase Price is held in escrow until the parties execute a written lease agreement for the first Esports Venue, and the other half is held in escrow until the parties execute a written lease agreement for the second Esports Venue.

Under the Purchase Agreement, the Company is obligated to file with the SEC a registration statement on or before March 30, 2020 registering the resale of the Shares (as amended from time to time, the “Registration Statement”), and use its best efforts to have the Registration Statement declared effective within the earlier of (i) 60 days of the filing thereof and (ii) five business days after being advised by the SEC that the SEC is not reviewing the Registration Statement or has no further comments thereto.

Under the Purchase Agreement, the Company, or one of its subsidiaries, must create, produce, and execute three (3) esports events during each calendar year 2020, 2021 and 2022 that will include the Company’s HyperX Esports Truck at one or more Investor Malls at mutually agreed times.

Exempt Issuance

The foregoing issuances of shares of common stock were not registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such common stock did not involve a public offering.

The foregoing description is qualified in its entirety by the terms of the applicable agreements, each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Corporate Information

Our address is 17877 Von Karman Avenue, Suite 300, Irvine, California, 92614. Our telephone number is (949) 225-2600, and our website address is https://www.alliedesportsent.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

Risk Factors

Our business is subject to numerous risks. For a discussion of the risks you should consider before purchasing shares of our common stock, see “Risk Factors” on page 4 of this prospectus.

The Offering

This prospectus relates to the proposed resale or other disposition from time to time of up to 758,725 shares of our common stock, $0.0001 par value per share, by the selling stockholder identified in this prospectus. See “Selling Stockholder” and “Plan of Distribution.”

The selling stockholder may offer to sell the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is listed on the Nasdaq Capital Market under the symbol “AESE.”

We will not receive any of the proceeds from the sale of shares of our common stock in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before purchasing the securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (i) contained herein or in any applicable prospectus supplement, (ii) set forth in our most recent Annual Report on Form 10-K filed with the SEC on March 16, 2020 and amended on March 17, 2020, which is incorporated by reference into this prospectus, and (iii) set forth in our future filings with the SEC that are incorporated by reference into this prospectus.

For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially impact the Company and could result in the loss of all or a portion of your investment in our common stock. Additional risks not presently known or are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and the documents incorporated by reference herein and in any prospectus supplement hereto may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Specific factors that might cause actual results to differ from our expectations or may affect the value of the common stock, include, but are not limited to those discussed in this prospectus under the caption “Risk Factors” above as well as the risk factors contained in our filings with the SEC that are incorporated by reference in this prospectus.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” “intends” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Risks and uncertainties that could affect such performance include, but are not limited to:

●	the adequacy of funds for future operations;

●	future expenses, revenue and profitability;

●	trends affecting financial condition and results of operations;

●	ability to convert proposals into customer orders under mutually agreed upon terms and conditions;

●	general economic conditions and outlook;

●	the ability of viewers to pay for products and services received;

●	the impact of changing viewer preferences;

●	the availability and terms of additional capital;

●	industry trends and the competitive environment;

●	the impact of the company’s financial condition upon customer and prospective vendor and strategic partner relationships;

●	potential litigation and regulatory actions directed toward our industry in general;

●	our reliance on certain key personnel in the management of our businesses;

●	employee and management turnover;

●	the existence of material weaknesses in internal controls over financial reporting;

●	the inability to successfully integrate the operations of acquired companies; and

●	the fact that our common stock is presently thinly traded in an illiquid market.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering.

SELLING STOCKHOLDER

This prospectus relates to the proposed resale or other disposition from time to time of up to 758,725 shares of our common stock by the selling stockholder identified in this prospectus. For information regarding the issuance of such shares, and the relationship between the selling stockholder and us, see “Prospectus Summary—Description of the Private Placement” above.

The selling stockholder listed in the table below may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to selling stockholder in this prospectus, we mean the person listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interests in shares of our common stock other than through a public sale.

The following table sets forth certain information regarding the selling stockholder as of the date of this prospectus based on information provided to us by the selling stockholder, including the name of the selling stockholder , the number of shares of common stock beneficially owned by the selling stockholder as of the date of this prospectus, the number of such shares that the selling stockholder may offer pursuant to this prospectus, the number of shares to be beneficially owned by the selling stockholder following the sale of shares covered by this prospectus, and the percentage of our issued and outstanding common stock to be beneficially owned by the selling stockholder following the sale of all shares covered by this prospectus.

Selling Securityholder Name and Address (2)	Shares of Common Stock Beneficially Owned Before Offering	Total Shares of Common Stock Offered by Selling Securityholder	Shares of Common Stock Beneficially Owned After Offering (1)	Percentage of Beneficial Ownership of Common Stock After Offering (1)
BPR Cumulus LLC 350 North Orleans, Suite 300 Chicago, Illinois 60654	758,725	758,725	0	0

*	Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares. The percentage of shares beneficially owned are based on 23,934,871 shares of our common stock outstanding as of March 13, 2020.

(1)	Assumes the sale of shares offered pursuant to this prospectus.

(2)	BPR OP, LP is the managing member of BPR Cumulus LLC. GGP Real Estate Holding II, Inc. is general partner of BPR OP, LP. GGP Real Estate Holding II, Inc., which is managed by three directors who share voting and dispositive power with respect to the shares held by the selling stockholder, is wholly-owned by GGP Real Estate Holding I, Inc. GGP Real Estate Holding I, Inc. is wholly owned by Brookfield Property REIT Inc., a public reporting company.

PLAN OF DISTRIBUTION

We are registering those shares issued to the selling stockholder as described under “Prospectus Summary – Description of the Private Placement” above to permit the resale of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of such shares by the selling stockholder. We will bear all fees and expenses incident to our obligation to register such shares.

The selling stockholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may sell all or a portion of the shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The selling stockholder may also sell the shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares by other means not described in this prospectus. If the selling stockholder effects such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholder may also loan or pledge shares to broker-dealers that in turn may sell such shares.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440 or the successor to such FINRA rules.

The selling stockholder may pledge or grant a security interest in some or all of the shares owned by it and, if the selling stockholder defaults in its performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholder(s) under this prospectus. The selling stockholder also may transfer and donate the shares in other circumstances in which case the pledgees, assignees or successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the type(s) and aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any Securities by selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will pay all expenses of the registration of the shares including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify BPR Cumulus LLC against liabilities, including some liabilities under the Securities Act in accordance with the registration rights, except to the extent, but only to the extent, that such untrue statements, untrue statements, omissions or omissions are based upon information regarding BPR Cumulus furnished in writing to the Company by such party expressly for use in this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Maslon LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for the each of the two years in the period ended December 31, 2019, and the related notes, incorporated by reference into the registration statement of which this prospectus is a part, are included in this prospectus and such registration statement in reliance on the reports of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at https://www.alliedesports.gg/, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 16, 2020 and amended on March 17, 2020;
●	our Current Reports on Form 8-K filed on (i) January 21, 2020 and (ii) February 26, 2020; and
●	the description of our common stock under the caption “Description of Securities – common stock” in Amendment No.1 to our registration statement on Form S-1 filed on January 28, 2020.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

Allied Esports Entertainment Inc.

Attention: Allison Hushek, Corporate Secretary

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(949) 225-2600

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable in connection with the registration of securities hereunder. All amounts are estimates except for the SEC registration fee.

SEC Registration Fee	$167.91
Legal Fees and Expenses	$10,000.00
Accounting Fees and Expenses	$7,500.00
Miscellaneous	$2,332.09

Total	$20,000.00

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation that will be effective upon the closing of this offering provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation, as amended, provides that the Company shall indemnify all persons whom it may indemnify pursuant to Section 145 of DGCL. Further, expenses (including attorneys’ fees) incurred by an officer or director of the Company in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification under our Certificate of Incorporation, as amended, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

Our Bylaws also provided that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he/she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him /her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

Our Bylaws further provide that the Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter that is part of the registration statement..

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 30, 2020.

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Frank Ng
Frank Ng, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Frank Ng and Anthony A. Hung, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ Frank Ng	Chief Executive Officer (principal executive officer) and Director	March 30, 2020
Frank Ng

/s/ Anthony Hung	Chief Financial Officer (principal financial and accounting officer)	March 30, 2020
Anthony Hung

/s/ Adam Pliska	President and Director	March 30, 2020
Adam Pliska

/s/ Lyle Berman	Director	March 30, 2020
Lyle Berman

/s/ Bradley Berman	Director	March 30, 2020
Bradley Berman

	Director	March 30, 2020
Ho Min Kim

/s/ Joseph Lahti	Director	March 30, 2020
Joseph Lahti

/s/ Benjamin Oehler	Director	March 30, 2020
Benjamin Oehler

	Director	March 30, 2020
Maya Rogers

/s/ Kan Hee Anthony Tyen	Director	March 30, 2020
Kan Hee Anthony Tyen

/s/ Eric Yang	Director	March 30, 2020
Eric Yang

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization dated December 19, 2018 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed December 19, 2018)

2.2	Amendment to Agreement and Plan of Reorganization dated August 5, 2019 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

2.3	Agreement of Merger dated August 9, 2019 between Noble Link Global Limited and Allied Esports Media, Inc (incorporated by reference to Exhibit 2.3 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

2.4	Plan of Merger dated August 9, 2019 between Noble Link Global Limited and Allied Esports Media, Inc. (incorporated by reference to Exhibit 2.4 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

3.2	By-laws (incorporated by reference to Exhibit 3.3 to the Registrant’s Form S-1/A filed September 22, 2017)

3.3	Amendment to Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated December 20, 2019)

4.1	Specimen common stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Form S-1/A filed September 22, 2017)

4.2	Specimen warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-1/A filed September 22, 2017)

4.3	Specimen Rights Certificate (incorporated by reference to Exhibit 4.4 to the Company’s Form S-1/A filed September 22, 2017)

4.4	Form of warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.5 to the Company’s Form S-1/A filed September 22, 2017)

4.5	Rights Agreement, dated October 4, 2017, between the Company and Continental Stock Transfer & Trust Company. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Commission on October 5, 2017)

4.6	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 16, 2020)

5.1	Opinion of Maslon LLP as to the validity of the securities being registered (filed herewith)

10.1	Form of Letter Agreement from each of the Registrant’s sponsor, officers and directors (incorporated by reference to Exhibit 10.1 to the Registrant’s Form S-1/A filed September 22, 2017)

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-1/A filed September 22, 2017).

10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and Black Ridge Oil & Gas, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Form S-1/A filed September 22, 2017).

10.4	Form of Promissory Note issued to Black Ridge Oil & Gas, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Form S-1/A filed September 22, 2017)

10.5	Promissory Note, dated December 10, 2018, issued by Black Ridge Acquisition Corp. to Black Ridge Oil & Gas, Inc. (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on form 10-K filed on March 18, 2019)

10.6	Form of Share Purchase Agreement (incorporated by reference to Exhibit 10.01 to the Company’s Current Report on Form 8-K filed July 17, 2019)

10.7	Share Purchase Agreement dated August 5, 2019 among Company, Simon Equity Development, LLC, Black Ridge Oil & Gas, Inc., and Allied Esports Media, Inc. (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed August 15, 2019)

10.8	Share Purchase Agreement dated August 5 2019, between TV AZTECA, S.A.B. DE C.V. and Registrant (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.9	Pala Interactive LLC - Amended and Restated Services and Licensing Agreement (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.10	Pala Interactive Software Development Agreement (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.11	Pala Interactive Amendment 1 to Software Development Agreement (incorporated by reference to Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.12	Pala Interactive Amendment 2 to Software Development Agreement (incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.13	Pala Interactive Amendment 3 to Software Development Agreement (incorporated by reference to Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.14	Pala Interactive Amendment 4 to Software Development Agreement (incorporated by reference to Exhibit 10.16 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.15	Pala Interactive - Amendment 5 to Software Development Agreement (incorporated by reference to Exhibit 10.17 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.16	Pala Interactive Amendment 6 to Software Development Agreement (incorporated by reference to Exhibit 10.18 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.17	Zynga Joint Content License Agreement (incorporated by reference to Exhibit 10.19 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.18	National Sports Programming (Fox & FSN) Program Production and Televising Agreement (incorporated by reference to Exhibit 10.20 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.19	National Sports Programming (Fox & FSN) Agreement (WPT Seasons 12-14 and SHR Seasons 1-3) (incorporated by reference to Exhibit 10.21 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.20	National Sports Programming (Fox FSN) - Network Agreement (WPT S15-19 plus TBD Programming) (incorporated by reference to Exhibit 10.22 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.21	National Sports Programming (Fox FSN) - Amendment to Agreement (incorporated by reference to Exhibit 10.23 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.22	National Sports Programming (Fox FSN) - Amendment to Agreement (TBD Episodes) (incorporated by reference to Exhibit 10.24 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.23	National Sports Programming (Fox FSN) - Amendment to Agreement (Corporate Restructure) (incorporated by reference to Exhibit 10.25 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.24	National Sports Programming (Fox FSN) - Exclusivity Amendment (incorporated by reference to Exhibit 10.26 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.25	National Sports Programming (Fox FSN) - Tubi TV Exclusivity Amendment (incorporated by reference to Exhibit 10.27 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.26	World Poker Tour Wilshire Courtyard Lease (incorporated by reference to Exhibit 10.28 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.27	First Amendment to World Poker Tour Wilshire Courtyard Lease (incorporated by reference to Exhibit 10.29 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.28	Second Amendment to World Poker Tour Wilshire Courtyard Lease (incorporated by reference to Exhibit 10.30 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.29	Third Amendment to World Poker Tour Wilshire Courtyard Lease (incorporated by reference to Exhibit 10.31 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.30	Allied Esports Media- Quintana Office Property LLC Lease (incorporated by reference to Exhibit 10.32 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.31	First Amendment to Allied Esports Media- Quintana Office Property LLC Lease (incorporated by reference to Exhibit 10.33 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.32	Event Sponsorship Agreement between Newegg Inc. and Allied Esports International, Inc. (incorporated by reference to Exhibit 10.34 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.33	Kingston Technology Company - Allied Esports International Event Sponsorship Agreement (incorporated by reference to Exhibit 10.35 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.34	Ramparts, Inc.-Allied Esports International Lease (incorporated by reference to Exhibit 10.36 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.35	First Amendment to Ramparts, Inc. - Allied Esports International Lease (incorporated by reference to Exhibit 10.37 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.36	Second Amendment to Ramparts Inc. -Allied Esports International Inc. Lease (incorporated by reference to Exhibit 10.38 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.37	Convertible Note Purchase Agreement dated October 11, 2018 (incorporated by reference to Exhibit 10.39 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.38	Share Pledge Agreement dated October 11, 2018 (incorporated by reference to Exhibit 10.40 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.39	Security Agreement dated October 11, 2018 (incorporated by reference to Exhibit 10.41 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.40	Form of Convertible Promissory Note dated October 11, 2018 (incorporated by reference to Exhibit 10.42 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.41	Convertible Note Purchase Agreement dated May 17, 2019 (incorporated by reference to Exhibit 10.43 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.42	Share Pledge Agreement dated May 17, 2019 (incorporated by reference to Exhibit 10.44 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.43	Security Agreement dated May 17, 2019 (incorporated by reference to Exhibit 10.45 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.44	Form of Convertible Promissory Note dated May 17, 2019 (incorporated by reference to Exhibit 10.46 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.45	Guaranty (assigned to Registrant) (incorporated by reference to Exhibit 10.47 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.46	Amendment and Acknowledgement Agreement dated August 5, 2019 (incorporated by reference to Exhibit 10.48 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.47	Pliska Employment Agreement dated January 24, 2018 (incorporated by reference to Exhibit 10.49 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.48	Pliska Employment Agreement Amendment dated June 1, 2018 (incorporated by reference to Exhibit 10.50 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.49	Pliska Employment Agreement Amendment dated December 19, 2018 (incorporated by reference to Exhibit 10.51 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.50	Pliska- Trisara Restricted Share Issuance Agreement (incorporated by reference to Exhibit 10.52 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.51	Registration Rights Agreement dated August 9, 2019 by and among the Registrant and Eric Yang (incorporated by reference to Exhibit 10.17 to the Registrant’s Form S-3 Registration Statement filed September 20, 2019)

10.52	Employment Agreement between the Registrant and Frank Ng (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed November 1, 2019)

10.53	Share Purchase Agreement dated January 14, 2020 between the Registrant and BPR Cumulus LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed January 21, 2020)

10.54	Put Option Agreement dated February 25, 2020 between the Company and Lyle A. Berman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 26, 2020)

23.1	Consent of Marcum LLP (filed herewith)

23.2	Consent of Maslon LLP (included as part of Exhibit 5.1) (filed herewith)

24.1	Power of Attorney (included on signature page hereto) (filed herewith)